Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-137087, effective September 1, 2006, and No. 333-204613, effective June 1, 2015) of Popeyes Louisiana Kitchen, Inc. of our report dated February 22, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
March 1, 2017